Exhibit 99.1

Amaze Launches Crypto Payment Strategy to Accelerate Global Creator Monetization

Strategic partnership targets stablecoin integration, digital asset treasury solutions, and next-gen monetization for global creator economy

NEWPORT BEACH, Calif., July 15, 2025 –  Amaze Holdings, Inc. (NYSE American: AMZE) ("Amaze"), a global leader in creator-powered commerce, today announced a major cryptocurrency initiative designed to modernize global payments, unlock new monetization tools, and enhance the Company’s financial flexibility.

This strategic initiative follows the recent launch of Amaze’s Express Checkout and expanded payment offerings, underscoring the Company’s assertive push to lead in both traditional and digital payment innovation.

As part of the launch, Amaze has partnered with DNA Fund—a premier digital asset advisory firm—to help design and deploy blockchain-based payment and treasury strategies.

“Partnering with DNA Fund accelerates our ability to reduce cross-border payment friction and deliver faster, more flexible solutions to our growing base of international creators,” said Aaron Day, CEO of Amaze. “This partnership allows us to introduce new payment offerings for our 13 million-plus creators and brings value to the millions of visitors who come to our platform looking to buy, ” Day added.“ It also lets us start thinking beyond payments-toward helping creators access funding and build real businesses. This is a critical step in becoming a true partner to the global creator economy.”

Phase One, launching in the next 60–90 days, will focus on stablecoin integration to accelerate international payments and significantly lower transaction costs. Future phases will explore:

●	Digital asset treasury management
●	Creator-specific financial services (credit lines, cards, etc .)
●	A potential “Amaze Coin” to drive community engagement and new monetization models.

“Amaze sits at the crossroads of commerce and community,” said Brock Pierce, Chairman of DNA Fund. “We’re excited to help bring new Crypto and Web3 technologies to creators— for faster payments, new funding options, and the foundation for bringing Amaze into the Web3 space. We have a long history of helping companies innovate and think Amaze is in a unique position to disrupt the creator economy through crypto.”

All crypto initiatives will be developed in alignment with U.S. regulatory frameworks, with robust compliance and risk oversight throughout.

For investor information, please contact IR@amaze.co

For press inquiries, please contact PR@amaze.co

About Amaze:
Amaze Software, Inc. is an end-to-end, creator-powered commerce platform offering tools for seamless product creation, advanced e-commerce solutions, and scalable managed services. By empowering anyone to “sell anything, anywhere,” Amaze enables creators to tell their stories, cultivate deeper audience connections, and generate sustainable income through shoppable, authentic experiences. Discover more at www.amaze.co.

About DNA Holdings:

DNA Holdings Venture Inc. is dedicated to pioneering the next wave of financial innovation through the convergence of Web3, cryptocurrency, AI, and capital markets. Our goal is to foster an ecosystem where advanced fund management, strategic advisory, and visionary infrastructure solutions for AI thrive. Find out more at dna.fund

Cautionary Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to future events and developments or to our future operating or financial performance, are subject to risks and uncertainties and are based on estimates and assumptions. Forward-looking statements may include, but are not limited to, statements about our crypto strategies, including digital asset treasury management and “Amaze Coin,” creator specific financial services, stablecoin integration, strategies, initiatives, growth, revenues, expenditures, the size of our market, our plans and objectives for future operations, and future financial and business performance. These statements can be identified by words such as such as “may,” “might,” “should,” “would,” “could,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue,” and are based our current expectations and views concerning future events and developments and their potential effects on us.

These statements are subject to known and unknown risks, uncertainties and assumptions that could cause actual results to differ materially from those projected or otherwise implied by the forward-looking statement. These risks include: our ability to execute our plans and strategies; our limited operating history and history of losses; crypto strategies,including digital asset treasury management and “Amaze Coin,” creator specific financial services, stablecoin integration, our financial position and need for additional capital; our ability to attract and retain our creator base and expand the range of products available for sale; we may experience difficulties in managing our growth and expenses; we may not keep pace with technological advances; there may be undetected errors or defects in our software or issues related to data computing, processing or storage; our reliance on third parties to provide key services for our business, including cloud hosting, marketing platforms, payment providers and network providers; failure to maintain or enhance our brand; our ability to protect our intellectual property; significant interruptions, delays or outages in services from our platform; significant data breach or disruption of the information technology systems or networks and cyberattacks; risks associated with international operations; general economic and competitive factors affecting our business generally; changes in laws and regulations, including those related to privacy, online liability, consumer protection, and financial services; our dependence on senior management and other key personnel; and our ability to attract, retain and motivate qualified personnel and senior management.

Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other future filings and reports that we file with the Securities and Exchange Commission (SEC) from time to time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the press release. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.